UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

Bright Green Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E Las Olas Blvd #1400 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 658-1799

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Entry into Restructuring Support Agreement

On January 21, 2025, the Company entered into a Restructuring Support Agreement (the “Agreement”) with Lynn Stockwell, the Company’s major shareholder, founder, and sole officer and director (the “Plan Sponsor”). Among other things, the Restructuring Support Agreement provides that the Plan Sponsor will support the Company’s restructuring efforts as set forth in, and subject to the terms and conditions of, the Restructuring Support Agreement.

The Plan Sponsor has supported the Company financially and on numerous occasions over the last 4 years and currently has a pre-petition secured note (the “Note”) in an amount totaling not less than $2,825,000, consisting of principal in the aggregate amount of $2,500,000 plus applicable interest, fees and costs in the amount of approximately $325,000. Pursuant to the Note and that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock, the Company granted Ms. Stockwell with shareholder approval the right to convert the funds advanced under the Note into Series A Convertible Voting Preferred Stock in the Company if the Company did not repay the amounts advanced under the Note by December 31, 2024.

In lieu of the Plan Sponsor exercising her remedies under the Note and converting all of the amounts extended under the Note to Series A Preferred Stock, the Company and the Plan Sponsor have agreed that the Company will undergo a restructuring transaction in accordance with, and subject to the terms and conditions set forth in, the Agreement, consistent in all respects with a Prepackaged Chapter 11 Plan of Reorganization (the “Plan”). The Plan generally provides, among other things, for (1) the funding of the Exit Facility (described below) by the Plan Sponsor; (2) the payment in full in cash of all allowed administrative claims and allowed professional fee claims from the proceeds of the Exit Facility; (3) the roll-up of the Note into the Exit Facility and its repayment pursuant to the terms of the Exit Facility; and (4) the reorganization of the Company by (i) repaying holders of allowed general unsecured claims in the form of 20% in cash plus 80% in new common stock, (ii) issuing common stock in the Company to the holders of common stock, and (iii) retiring, cancelling, extinguishing and/or discharging the Company’s outstanding warrants.

The restructuring transaction contemplates that, the Plan Sponsor will fund the Company $5,400,000 (the “Exit Facility”) for its working capital needs, less any amount the Plan Sponsor may provide to the Company in the form of post-petition financing (the “DIP Facility”), on the Effective Date and will permit the Company to retain any cash reflected on the Company’s balance sheet as of the Effective Date. The Company is currently anticipating that the DIP Facility will need to be in the amount of $300,000.

The Plan shall provide that the Plan Sponsor’s claim shall be in the amount of $2,825,000, $1,000,000 of which shall be converted into 10,000,000 shares of Series A Convertible Voting Preferred Stock with a conversion rate of one preferred share to 16 common shares of stock. The $1,825,000 balance of the claim shall be rolled into the Exit Facility on the Effective Date and its repayment shall be secured pursuant to the terms of the Exit Facility Loan Agreement.

Further under the Agreement, the Company anticipates changing its name to Drugs Made In America Corp. The new management and Board of Directors for Drugs Made in America Corp. will be expected to have the necessary experience to manage controlled substance production, supply and production contracts, the EB-5 program, franchise management SOPs and the drug supply chain. The Plan Sponsor will assume the role of CEO and Executive Chair for a two-year period until the implementation is complete.

The restructuring of the Company and subsequent name change, contemplates that, the Plan Sponsor will further organize and strengthen the operations with a joint venture with at least one federal agency to undertake the research of all plant based controlled substances at its Grants, New Mexico facility on a cost-plus basis. The Company further contemplates engaging by contract with 60 participant franchisees to build, own and manage their own facilities capable of meeting the demand of plant based controlled substances API “active pharmaceutical ingredients” under the company’s authorization.

2

Prior to the petition filing in bankruptcy, the Company shall solicit votes on the Plan from holders of general unsecured claims in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code. The Company must obtain votes accepting the Plan from two-thirds of holders of general unsecured creditors and that represents half of the amount of the total general unsecured claim pool.

The Plan also contemplates a “Reverse Split” of all outstanding common stock at a ratio of 50-1. The holders of our outstanding common stock shall then receive the number of new common stock after accounting for the Reverse Split. While holders of our common stock will receive the same number of shares of new common stock as they held prior to the Chapter 11 case, the total number of shares of new common stock will increase because of the distribution of common stock to holders of general unsecured claims.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On January 23, 2025, the Company issued a press release announcing that the Company had entered into the Agreement in anticipation of filing a petition to initiate the chapter 11 case in the United States Bankruptcy Court for the Southern District of Florida. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case, and the effectiveness of the Plan is subject to numerous conditions, including approval by the Bankruptcy Court.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the businesses and prospects of the Company and its subsidiaries, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Green Corporation

/s/ Lynn Stockwell
Lynn Stockwell
CEO and Director

Date January 27, 2025

4